Exhibit 10.2

SECOND AMENDMENT OF
FMC TECHNOLOGIES, INC. EMPLOYEES’ RETIREMENT PROGRAM
PART I SALARIED AND NONUNION HOURLY EMPLOYEES’ RETIREMENT PLAN
WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Employees’ Retirement Program Part I Salaried and Nonunion Hourly Employees’ Retirement Plan, as amended and restated effective January 1, 2013 (the “Plan”);
WHEREAS, the Company now deems it necessary and desirable to amend the Plan to spinoff the assets and liabilities of certain Participants into the FMC Technologies, Inc. Frozen Retirement Plan, which plan is also maintained by the Company; and
WHEREAS, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;
NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Company under Section 11.1 Plan Amendment or Termination of the Plan, the Plan is hereby amended as follows, effective as of June 1, 2014:

•	Effective as of June 1, 2014, the following text is hereby added to the Plan to read as follows:
SPINOFF OF ASSETS AND LIABILITIES
Effective as of June 1, 2014, the assets and liabilities attributable to Participants who are (a) either (i) Frozen Participants or (ii) Participants that incurred a Severance From Service Date and subsequently became re-employed on or after January 1, 2010, and (b) active Employees of the Company or an Affiliate as of June 1, 2014 (each, a “Transferred Participant”) are hereby transferred from the Plan to the FMC Technologies, Inc. Frozen Retirement Plan (the “Frozen Plan”). In accordance with Section 414(l) of the Code, the benefit each such Transferred Participant would receive if the Frozen Plan were terminated immediately after the transfer is not less than the benefit each such Participant would have received if the Plan had terminated immediately before the transfer. The transfer of assets and liabilities from the Plan to the Frozen Plan shall be accomplished in a manner that complies with Section 414(l) of the Code and Treasury regulations promulgated thereunder (including the allocation of excess assets), the protected benefit rules under Section 411(d)(6) of Code and Treasury regulations promulgated thereunder and all other applicable laws.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 30th day of June, 2014.
FMC Technologies, Inc.

By: Maryann T. Seaman
Its: Executive Vice President and
Chief Financial Officer